Product License and Content AGREEMENT

MPHASE TECHNOLOGIES and iLearningEngines

Agreement Reference Number – MPHASE TECHNOLOGIES and iLearningEngines

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In this Agreement, unless the context otherwise requires, the words set out below shall have the meanings set out alongside them:

Word	Meaning
Affiliate	in relation to any Party, any other party that directly or indirectly controls or is controlled by or is under common control with such Party.
Affected Party	Has the meaning set out in clause 16.1
Agreement	This Service Agreement between MPHASE TECHNOLOGIES and iLearningEngines including the Whereas provisions and the SCHEDULES.
Authorized Recipients	has the meaning given to it in Clause 13.2
Business Days	Monday to Friday inclusive in India and USA and Sunday to Thursday inclusive, excluding any holidays announced by the UAE or Dubai Government.
Change Control Note	The written record of a change agreed or to be agreed by the Parties pursuant to clause 6.3 in the form set out in SCHEDULE 2.
Confidential Information	All information of whatever kind (including proprietary and trade secret information) disclosed by or on behalf of either Party by any means whatsoever in respect of and relating to this Agreement (including for the avoidance of doubt this Agreement), whether such information is disclosed before, on or after the Commencement Date.
Control	The possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract or otherwise, and “Controls” or “Controlled” shall be construed accordingly.
Commencement Date	means 01 August 2019
Customer(s)	means the existing and/or prospective entities MPHASE TECHNOLOGIES is under contract to deliver Services;
Data Protection Laws	means all applicable statutes, laws, secondary legislation or regulations pertaining to privacy, confidentiality and/or the protection of Personal Data or corporate data including Federal Law No. 3 1987, Federal Law No. 5 of 1985, Federal Law No. 8 of 1980, Federal Law No. 1 of 2006 and its corresponding Dubai Law No. 2 of 2002 relating to Electronic Transactions and Commerce and Federal Law No. 5 of 2012 relating to Combating Information Technology Crimes;
Deliverables	Deliverables mean documents to be supplied by the iLearningEngines as part of the Services and as agreed in an SOW.

Word	Meaning
Dispute	has the meaning given to it in Clause 18.2
Dispute Resolution Procedure	means the procedure set out in Clause 18.
Force Majeure Event	Has the meaning set out in Clause 16.
Good Industry Practice	means the standard of skill, care and diligence which is reasonably expected to be adhered by skilled and experienced information and communication technology service provider engaged in carrying out the activities the same as, or similar to, the Services under the same or similar circumstances in the United Arab Emirates.
Group	means MPHASE TECHNOLOGIES and Affiliates of MPHASE TECHNOLOGIES
Indemnified Parties	has the meaning given to it in Clause 12.2
Indemnified Persons	has the meaning given to it in Clause 10.1
Intellectual Property Rights	Patents, rights to inventions, copyright and related rights, trademarks, trade names, domain names, rights in get-up, rights in goodwill or to sue for passing off, unfair competition rights, rights in designs, rights in computer software, database rights, topography rights, rights in confidential information (including without limitation know-how and trade secrets) and any other intellectual property rights, in each case whether registered or unregistered, and including without limitation all applications for, and renewals or extensions of, such rights, and all similar or equivalent rights or forms of protection in any part of the world.
IPR Claim	has the meaning given to it in Clause 12.3
Personal Data	means any data or information which relates to an individual (including any Group staff and Customers) and which is held by or is under the control of MPHASE TECHNOLOGIES or any member of the Group and, to the extent the Data Protection Laws apply to data or information which relates to a corporate entity, "Personal Data" shall include such data and information;
Pre-Existing Materials	means any Intellectual Property Rights, works and materials owned by or licensed to a Party prior to entering into this Agreement;
Prices	mean the prices or charges for Services and Deliverables specified within the SOW, which are payable by MPHASE TECHNOLOGIES to the iLearningEngines pursuant to the terms of this Agreement. Such prices or charges are inclusive of all forms of taxes, duties, excise and imposts;
Replacement	has the meaning given to it under Clause 10.5
Representative(s)	The individuals appointed by the Parties, who shall act as the principal points of contact between the Parties in relation to matters arising under this Agreement.

Word	Meaning
Services	means the services, resources, iLearningEngines’ Personnel and/or Deliverables set out in the SOW to be provided by iLearningEngines pursuant to the terms and conditions of this Agreement;
Service Hours	Unless otherwise specified in SCHEDULE 1 in relation to any particular Service, the following hours: 07:30 to 15:30 during a Business Day
Statement of Work (SOW)	means a statement of work or a group of statement of works as set out in SCHEDULE 1 of this Agreement;
ILearningEngines' Materials	means any works and materials created, developed, written or prepared by ILearningEngines, its employees, agents or subcontractors in relation to, or as part of, the performance of the Services (whether individually, collectively or jointly with iLearningEngines and on whatever media) including the Deliverables and any computer software programs, reports, studies, data, databases, diagrams, charts and specifications pre-contractual and contractual documents and all drafts thereof and working papers relating thereto;
ILearningEngines' Personnel	means those employees of iLearningEngines assigned to the provision of the Services and, where appropriate, any replacements of such employees;
Term	means the period commencing on the Start Date and ending on the date on which this Agreement is terminated in accordance with its terms, unless otherwise specified in the relevant SOW;
USA	means the United States of America
Uncompleted Services	has the meaning given to it under Clause 10.5.

1.2.	Interpretation

1.2.1.	Clause, schedule, appendix and paragraph headings shall not affect the interpretation of this Agreement.

1.2.2.	A “person” includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.2.3.	Reference to a “company” shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.2.4.	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.2.5.	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.2.6.	References to times are to times in Washington DC, United States of America.

1.2.7.	A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time.

1.2.8.	A reference to “writing” or “written” includes faxes and email.

1.2.9.	References to clauses, SCHEDULES are to the clauses, schedules of or to this Agreement and references to paragraphs are to paragraphs of the relevant SCHEDULE

1.2.10.	The words “include” or “including” and similar expressions are not words of limitation.

2.	PRODUCT LICENSE & CONTENT SERVICES

2.1	With effect from the Start Date, MPHASE TECHNOLOGIES hereby appoints iLearningEngines to perform and/or supply the Services and iLearningEngines hereby accepts the appointment to perform and/or supply the Services in accordance with this Agreement. The exact nature and scope of such Services is specifically detailed in the relevant SOW.

3.	TERM

3.1	This Agreement shall commence on the Commencement Date and, unless terminated earlier in accordance with clause 7, shall continue until the Services have been performed and completed in the manner agreed in accordance with the terms of this Agreement, and all Deliverables have been delivered to MPHASE TECHNOLOGIES as described in SECHEDULE 1 of this agreement.

4.	DELIVERY ACCEPTANCE

4.1	This Agreement is signed by duly authorized representatives of the Parties

4.2	In the event that MPHASE TECHNOLOGIES does not issue a written notice of acceptance or MPHASE TECHNOLOGIES rejects the Services and/or Deliverables under this Agreement, the iLearningEngines shall cure such failing and resubmit for MPHASE TECHNOLOGIES acceptance, the Services and/or Deliverables, within ten (10) Working Days from receipt of such notice of failure and/or rejection.

4.3	iLearningEngines shall be under no liability towards MPHASE TECHNOLOGIES for any delay or failure to provide, or procure the provision of, any Services in accordance with this Agreement to the extent that the failure is as a result of:

4.3.1	MPHASE TECHNOLOGIES’s failure to comply with any material obligations under this Agreement to the extent such failure adversely affects the ability of the iLearningEngines to provide any such Services; or

4.3.2	a Force Majeure Event.

4.4	Time is of the essence for all times, dates and periods specified in this Agreement. MPHASE TECHNOLOGIES shall not be liable to Client for any delay or failure in providing the Services or any other obligations to the extent caused either in whole or in part by any failure to act by the Client, Client’s Affiliates, contractors, agents and consultants.

5.	REPRESENTATIVES

5.1	With effect from the Commencement Date, MPHASE TECHNOLOGIES and the iLearningEngines shall each appoint (“Representative(s)”), who shall act as the principal points of contact between the Parties in relation to matters arising under this Agreement in respect of the Services. In respect of either MPHASE TECHNOLOGIES or the ILearningEngines, the minimum number of Representatives shall in either case be one (1).

5.2	Either Party shall be entitled to replace their respective Representative(s) at any time, but shall give the other Party sufficient written notice of such replacement.

5.3	iLearningEngines and MPHASE TECHNOLOGIES’s Representative shall meet at times and frequencies as often as reasonably requested by either Party to ensure efficient performance of the Services under this Agreement.

5.4	iLearningEngines will prepare and submit reports and supply any information relating to the Services as requested by MPHASE TECHNOLOGIES.

5.5	iLearningEngines will keep detailed records of all activities undertaken in connection with the provision of the Services. iLearningEngines shall, at MPHASE TECHNOLOGIES’s request which it will make by giving no less than ten (10) Working Days written notice, make them available for inspection and/or subject to the confidentiality obligations under this Agreement, provide copies thereof to MPHASE TECHNOLOGIES.

5.6	iLearningEngines shall ensure that while any of ILearningEngines’ Personnel are on MPHASE TECHNOLOGIES’s premises, they will observe and comply with all applicable policies, rules and regulations relating to health, safety, security and code of conduct as provided by MPHASE TECHNOLOGIES to ILearningEngines.

5.7	The iLearningEngines shall defend, hold harmless and indemnify MPHASE TECHNOLOGIES and any member of the Group, from and against any and all losses, claims, costs, liabilities, damages and expenses which may arise pursuant to a claim involving the ILearningEngines’ Personnel and which is brought under the theory of an employer-employee relationship such as, but not limited to, a claim for, wages, bonuses, employment benefits, leave entitlements, insurance, end of service gratuity payments, relocation costs, travel to country expenses or income taxes.

5.8	The iLearningEngines must at all times maintain valid visa and work permits for any of its ILearningEngines’ Personnel for whom a visa is required. Any failure to do so will result in removal of the ILearningEngines’ Personnel and, not withstanding any other rights or remedies MPHASE TECHNOLOGIES may have under this Agreement, MPHASE TECHNOLOGIES may immediately terminate the Agreement. The iLearningEngines will provide MPHASE TECHNOLOGIES copies of each ILearningEngines’ Personnel’s visa and passport prior to Start Date.

5.9	The iLearningEngines must ensure it has conducted background security checks for all ILearningEngines’ Personnel provided to perform the Services. In the event MPHASE TECHNOLOGIES in its reasonable opinion is not satisfied with the background security checks conducted by the iLearningEngines then MPHASE TECHNOLOGIES reserves the right, in its absolute discretion, to conduct any necessary background security checks on the ILearningEngines’ Personnel prior to or during the Term of the Agreement. The iLearningEngines will be responsible for payments of all costs associated with conducting background security checks. The iLearningEngines will provide MPHASE TECHNOLOGIES with the background security check results prior to the Start Date of the Agreement.

6.	REVIEW AND/OR CHANGES TO THE SERVICES

6.1	The Parties shall hold review meetings, at least once every week or to be mutually agreed upon time/period to discuss the provisions of Services under this Agreement, and/or as otherwise agreed (the “Review Meeting”), at which they shall be represented by the appropriate iLearningEngines Representative(s) and MPHASE TECHNOLOGIES Representative(s), respectively.

6.2	Each Party shall bear their own costs for the organization of, and attendance at, any meetings (including, without limitation, Review Meetings) between the Representative(s).

6.3	If either Party wishes to change the scope of the Services, it shall submit details of the requested change to the other in writing in the form of a (“Change Control Note”).

6.4	If either Party requests a change to the scope or execution of the Services, MPHASE TECHNOLOGIES shall, within a reasonable time, provide a written estimate to the Client of:

6.4.1.	the likely time required to implement the change;

6.4.2.	any variations to MPHASE TECHNOLOGIES's charges arising from the change;

6.4.3.	the likely effect of the change on the scope of Services at SCHEDULE 1; and

6.4.4.	any other impact of the change on the terms of the Agreement.

6.5	If MPHASE TECHNOLOGIES requests a change to the scope of the Services, the Client shall not unreasonably withhold or delay consent to it.

6.6	If the iLearningEngines requests the change, MPHASE TECHNOLOGIES has no obligation to agree to such change unless and until the Parties have executed a Change Control Note outlining the necessary variations to the Prices, the scope of Services in the SOW and any other relevant terms of the Agreement to take account of the change.

7.	AGREEMENT TERMINATION

7.1	Termination on Notice. Either party may terminate this agreement for any reason only after the first anniversary date of this Agreement with a thirty (30) Business Days’ notice to the other party.

7.2	Termination for Material Breach. Each party may terminate this agreement with immediate effect by delivering notice of the termination to the other party, if

7.2.1	the other party fails to perform, has made or makes any inaccuracy in, or otherwise materially breaches, any of its obligations, covenants, or representations, and

7.2.2	the failure, inaccuracy, or breach continues for a period of thirty (30) Business Days' after the injured party delivers notice to the breaching party reasonably detailing the breach

7.3	Termination of this Agreement, for any reason, shall not affect the accrued rights, remedies, obligations or liabilities of the Parties existing at termination.

7.4	Upon termination of this Agreement for any reason each Party shall as soon as reasonably practicable:

7.4.1	return, destroy or permanently erase (as directed in writing by the other Party) any documents, handbooks, CD-ROMs or DVDs or other information or data provided to it by the other Party containing, reflecting, incorporating or based on Confidential Information belonging to the other Party. If required by the other Party, it shall provide written evidence (in the form of a letter signed by an authorized signatory of the company) no later than fourteen (14) days after termination of this Agreement that these have been destroyed and that it has not retained any copies of them;

7.4.2	return all of the other Party's equipment and materials, failing which, the other Party may enter the relevant premises and take possession of them. Until these are returned or repossessed, the Party in possession shall be solely responsible for their safe-keeping.

7.5	Any provision of this Agreement which expressly or by implication is intended to come into or continue in force on or after termination of this Agreement shall remain in full force and effect.

7.6	Notwithstanding its obligations in this clause 7, if a Party is required by any law, regulation, or government or regulatory body to retain any documents or materials containing the other Party's Confidential Information, it shall notify the other Party in writing of such retention, giving details of the documents and/or materials that it must retain.

8.	PARTIES UNDERTAKINGS

8.1	iLearningEngines represents, warrants and undertakes to MPHASE TECHNOLOGIES on the date of this Agreement and each day of the Term that:

8.1.1	it has been duly incorporated, organized and/or established and validly exists under the laws of the jurisdiction of its incorporation, organization or establishment (as the case may be) and has the relevant constitutional approvals to provide the Services in accordance with the terms of this Agreement;

8.1.2	this Agreement has been duly authorized by, and upon execution will constitute a valid and legally binding agreement on the ILearningEngines, enforceable against the iLearningEngines in accordance with its terms;

8.1.3	it possesses all requisite certificates, authorizations and permits (whether issued by any regulatory authority or otherwise) for the provision of the Services;

8.1.4	it shall carry out the Services in accordance with this Agreement with the care, skill and diligence required in accordance with Good Industry Practice and all applicable laws;

8.1.5	it will ensure at all times during the performance of the Product implementation and Services, that it shall keep itself acquainted with and comply with all relevant and applicable laws, decrees, regulations, rules, procedures and codes of practice at any location where the iLearningEngines is performing the Services;

8.1.6	it and ILearningEngines’ Personnel have the necessary skill and expertise which would reasonably be expected to be observed by a skilled and experienced person engaged in carrying out activities the same as, or similar to, the Services on the terms set out in any Agreement;

8.1.7	unless specifically authorized in writing by MPHASE TECHNOLOGIES, it shall not have any authority to incur expenditure in the name or for the account of MPHASE TECHNOLOGIES or hold itself out in any way as having authority to bind MPHASE TECHNOLOGIES;

8.1.8	it will make available the ILearningEngines’ Personnel to perform the duties of the iLearningEngines as stipulated in this Agreement or provide replacements of equivalent status, in each case as may be approved by MPHASE TECHNOLOGIES, at its sole discretion;

8.1.9	it will pass on to MPHASE TECHNOLOGIES, the benefits of any warranties and/or indemnities it receives from any third-party vendors; and

8.1.10	it will not, nor will ILearningEngines’ Personnel, accept or give any commission or gift or other financial benefit or inducement from or to any person or party in connection with this Agreement and will ensure that its employees, agents and subcontractors will not accept or give any such commission, gift, benefit or inducement, and will immediately give MPHASE TECHNOLOGIES details of any such commission, gift, benefit or inducement which may be offered

8.1.11	it shall:

8.1.11.1	co-operate with MPHASE TECHNOLOGIES and provide any assistance or information as may reasonably be required by MPHASE TECHNOLOGIES, including in relation to the diagnosis of any faults;

8.1.11.2	report faults promptly to MPHASE TECHNOLOGIES;

8.1.11.3	keep full backup copies of all of its data; and

8.1.11.4	subject to clause 13; it shall indemnify and keep indemnified MPHASE TECHNOLOGIES against any losses, damages, costs (including legal fees) and expenses incurred by or awarded against MPHASE TECHNOLOGIES as a result of the ILearningEngines’ breach of this Agreement howsoever arising or any negligent or wrongful act of the ILearningEngines, its officers, employees, contractors or agents.

8.1.12	it shall not, without the prior written consent of MPHASE TECHNOLOGIES, at any time from the Commencement Date to the expiry of six (6) months after termination or expiry of this Agreement, solicit or entice away from MPHASE TECHNOLOGIES or employ or attempt to employ any person who is, or has been, engaged in the Services as an employee of MPHASE TECHNOLOGIES.

8.1.13	Except as provided herein, iLearningEngines makes no other representation or warranty, express or implied.

8.2	MPHASE TECHNOLOGIES represents and warrants that:

8.2.1	it has been duly incorporated, organized and/or established and validly exists under the laws of the jurisdiction of its incorporation, organization or establishment (as the case may be) and has the relevant constitutional approvals to provide the Services in accordance with the terms of this Agreement;

8.2.2	this Agreement has been duly authorized by, and upon execution will constitute a valid and legally binding agreement on the ILearningEngines, enforceable against the iLearningEngines in accordance with its terms; and

8.2.3	it shall provide in a timely manner such full, safe and uninterrupted access (including remote access) to the systems which may be required to provide the Services under the SOW under this Agreement, as may reasonably be required by MPHASE TECHNOLOGIES from time to time, such access, except in the case of an emergency or agreed downtime, to be within normal Service Hours;

8.2.4	it shall be responsible (at its own cost) for preparing the relevant premises for the supply of the Services;

8.2.5	it shall ensure that appropriate environmental conditions are maintained for the maintained software and hardware and shall take all reasonable steps to ensure that the maintained software and hardware is operated in a proper manner by the ILearningEngines’ employees;

8.2.6	provide iLearningEngines with any information and documents as iLearningEngines may reasonably request for the proper performance of its obligations under this Agreement; and

8.2.7	subject to any restraints or conditions imposed by any regulatory authority or government related entity, use all reasonable efforts to allow iLearningEngines such access to MPHASE TECHNOLOGIES premises, if necessary to perform its obligations under this Agreement, provided that MPHASE TECHNOLOGIES reserves the right (at its sole discretion) to refuse entry to, or to require the iLearningEngines to remove promptly, any ILearningEngines’ Personnel or any personnel of its agents, subcontractors or Affiliates.

8.3	MPHASE TECHNOLOGIES makes no representation or warranty, express or implied, whether as to the accuracy, reliability or completeness (or otherwise) of any information or documents, unless that representation or warranty is expressly stated in this Agreement.

9.	PAYMENT

9.1	In consideration for iLearningEngines performing and/or supplying the Services, MPHASE TECHNOLOGIES shall pay iLearningEngines the Prices, in accordance with SCHEDULE 1 and the terms of this Agreement. The Prices shall be inclusive of all charges, disbursements, expenses and taxes of any nature whatsoever.

9.2	iLearningEngines shall be entitled to render invoices in accordance with the SOW and payment of any sums due shall be made, subject to Clause 9.3, and unless the Parties agree otherwise, within forty-five (45) calendar days from the date of the invoice was properly rendered; provided that an invoice shall be deemed to be properly rendered only once the iLearningEngines has submitted all documents reasonably required by MPHASE TECHNOLOGIES to support each invoice.

9.3	All invoices must be addressed to Chief Financial Officer and sent to the address specified below:

MPHASE TECHNOLOGIES INC.

9841 Washingtonian Blvd, Suite 390

Gaithersburg MD 20878

9.3.1	Each invoice must be an original and must include the following minimum details:

9.3.1.1	Name of the project representative and a brief description of the Services; and

9.3.1.2	Agreement Reference Number.

9.4	If any part of the Prices is disputed by MPHASE TECHNOLOGIES, the following provisions shall apply:

9.4.1	MPHASE TECHNOLOGIES shall pay iLearningEngines all undisputed amounts in accordance with Clause 9.2;

9.4.2	MPHASE TECHNOLOGIES shall notify iLearningEngines within fifteen (15) calendar days from the date of the invoice, of any disputed items and shall describe in reasonable detail MPHASE TECHNOLOGIES’s reasons for disputing each item;

9.4.3	within fourteen (14) calendar days after iLearningEngines has received the notice referred to in Clause 9.4.2, the Parties shall seek to reach settlement on the items that are the subject of the dispute;

9.4.4	in the case where pursuant to Clause 9.4.3 above, the Parties agree that the disputed charges are to be paid by MPHASE TECHNOLOGIES, then MPHASE TECHNOLOGIES will pay such amount in accordance with this Clause 9. Otherwise, the Parties shall resolve such dispute in accordance with Clause 18.

9.5	MPHASE TECHNOLOGIES shall have the right to off-set any and all amounts due to iLearningEngines against any sums due to MPHASE TECHNOLOGIES by the iLearningEngines, whether under this Agreement or otherwise, for whatever reason. Such right to off-set by MPHASE TECHNOLOGIES may include instructing MPHASE TECHNOLOGIES customers that have any amount payable to MPHASE TECHNOLOGIES, to direct such payment directly to iLearningEngines, whereby upon receipt of payment, iLearningEngines will apply such payment to any and all amounts due to iLearningEngines by MHPASE TECHNOLOGIES.

10.	LIABILITY

10.1	iLearningEngines shall defend, hold harmless and indemnify MPHASE TECHNOLOGIES and any member of the Group, from and against any and all third party losses, claims, costs, liabilities, damages (including any loss of, or damage to, any property of, or injury to or death of, any person) and expenses finally awarded against MPHASE TECHNOLOGIES or any member of the Group or its Customers and their respective directors, officers, employees and agents (the “Indemnified Persons”) arising from or in connection with any wilful or negligent act or omission by the iLearningEngines or its officers, directors, employees, agents or subcontractors and/or any breach by the iLearningEngines of the Agreement, any applicable law and regulation or arising directly out of the performance by the iLearningEngines of its obligations under this Agreement.

10.2	All warranties, conditions and other terms implied by statute or law are, to the fullest extent permitted by law, excluded from the Agreement.

10.3	Nothing in this Agreement excludes the liability of the Parties:

10.3.1	for death or personal injury caused by either Party negligence; or

10.3.2	for fraud or fraudulent misrepresentation.

10.4	If iLearningEngines is in breach of its obligations under this Agreement and fails to remedy such breach within seven (7) calendar days after receiving notice requiring it to do so, MPHASE TECHNOLOGIES shall have the right, without prejudice to any other remedy it may have, to engage one or more third parties (each such third party a (“Replacement”) to perform a portion or all of the Services that as of the date thereof have not been performed to the satisfaction of MPHASE TECHNOLOGIES (the “Uncompleted Services”). iLearningEngines shall indemnify MPHASE TECHNOLOGIES and each member of the Group and its Customer from and against any and all losses, costs and expenses suffered or incurred by MPHASE TECHNOLOGIES or members of the Group or its Customer arising out of the engagement of any Replacements for performance of any, or all, of the Uncompleted Services to the extent of 10% of contract value that such losses, costs and expenses exceed that portion of the Prices attributable to the Uncompleted Services.

10.5	The total liability to MPHASE TECHNOLOGIES under this Agreement shall be limited to the Prices payable to the iLearningEngines under the “Services” Section of the relevant SOW, and does not include the commercials attached to the subscription /License price of the iLearningEngines platform or IP, assuming no early termination and full performance and/or supply of the Services. Such limitation of liability shall not apply in cases of fraud, gross negligence, corrupt practices, personal death or bodily harm and/or wilful misconduct on part of the iLearningEngines or in relation to any amounts which MPHASE TECHNOLOGIES or any member of the Group or it Customer may claim from the iLearningEngines under Clauses 12 and 13.

10.6	Neither Party shall be liable for any indirect or consequential loss or any damages associated with a loss of revenue, loss of goodwill, loss of profit, loss of any contract, loss of opportunity, loss of anticipated profits or revenue or costs of capital, business and operational risks.

10.7	The total aggregate liability of MPHASE TECHNOLOGIES arising under or in connection with the Agreement or its subject matter (including for negligence or otherwise) for each event or series of connected events, shall be limited to the last delivered milestone on services and the full amount of the License/Subscription of the iLearningEngines Platform in TOTAL as paid under any relevant SOW. Such limitation of liability shall not apply in cases of fraud, gross negligence, corrupt practices, personal death or bodily harm and/or wilful misconduct on part of the iLearningEngines or in relation to any amounts which MPHASE TECHNOLOGIES or any member of the Group or it Customer may claim from the iLearningEngines under Clauses 12 and 13.

10.8	All references to either Party in this clause 10 shall, for the purposes of this clause only, be treated as including all employees, subcontractors and iLearningEngines of MPHASE TECHNOLOGIES and its Affiliates, all of whom shall have the benefit of the exclusions and limitations of liability set out in this clause.

10.9	This Clause 10 will not apply for any indemnities provided by the iLearningEngines under this Agreement for any third parties.

10.10	This Clause 10 shall remain in full force and effect notwithstanding any termination or expiry of this Agreement.

11.	INFORMATION TECHNOLOGY

11.1	Neither Party shall attempt, except to the extent expressly permitted to do so by this Agreement, to obtain access to, use or interfere with any IT systems or data used or processed by the other except to the extent required to do so to receive (in case of MPHASE TECHNOLOGIES) or provide (in case of ILearningEngines) the Services.

11.2	Each Party shall:

11.2.1	ensure that reasonable security measures are maintained to protect its systems from third parties, and in particular from disruption by any Trojan horse, worm, virus or other software routine intended or designed to: (i) permit access or use of MPHASE TECHNOLOGIES or iLearningEngines IT systems by a third person other than as authorized by MPHASE TECHNOLOGIES or the iLearningEngines or (ii) disable, damage or erase, or disrupt or impair the normal operation of both Parties’ IT systems; and

11.2.2	use its reasonable endeavours not to infect or permit the infection of the other Party’s systems with any of the items listed in clause 11.2.1.

11.3	The iLearningEngines shall respect all security or audit measures employed by MPHASE TECHNOLOGIES and notified in writing to the ILearningEngines. The iLearningEngines shall not permit users, other those who are specifically authorized by the iLearningEngines to gain access to MPHASE TECHNOLOGIES IT systems or software, to gain such access and shall not authorise the destruction, alteration or loss of information contained therein, without MPHASE TECHNOLOGIES’s express prior written consent.

11.4	The iLearningEngines shall ensure that a backup copy of all of MPHASE TECHNOLOGIES’s data, systems and software shall be taken at the end of each Working Day. Each backup tape shall be stored off-site in a secure location. In the event of a disaster or breakdown in or interruption to the provision of the Services, the iLearningEngines shall reconstruct such MPHASE TECHNOLOGIES data, systems and software (as applicable) in accordance with the Disaster Recovery Procedure.

12.	INTELLECTUAL PROPERTY RIGHTS

12.1	All Intellectual Property Rights related to iLearningEngines, or any derivatives of the mentioned is the exclusive IP retained with iLearningEngines.

12.2	This agreement does not transfer ownership of the iLearningEngines Product IP and related property rights.

12.3	Machine Learning models to train iLearningEngines Machine Learning Algorithms will be owned jointly. iLearningEngines will have right to use the data for training Machine Learning algorithms for other customers.

13.	CONFIDENTIALITY

13.1	Each Party undertakes to treat as confidential all Confidential Information.

13.1.1	is supplied by or on behalf of a Party or its Authorized Recipients (as defined below) in writing and whether before or after the date of the Start Date of the Agreement;

13.1.2	is obtained by a Party or its Authorized Recipients in writing, through written correspondence with the management, employees, agents or advisers of either Party; or

13.1.3	consists of any reports, analyses, compilations, studies or other documents prepared by, on behalf of or for MPHASE TECHNOLOGIES or ILearningEngines, and which contain or are derived from or otherwise reflect any information described in Clause 13.1 to Clause 13.5

13.2	The Parties may only use the Confidential Information for the purposes of this Agreement. A Party may provide its employees, officers, directors, subcontractors and professional advisers (the “Authorized Recipients”) with access to the Confidential Information on a strictly "need-to-know" basis only. A Party shall ensure that each of its Authorized Recipients is bound to hold all Confidential Information in confidence to the standard required under this Agreement. A Party acknowledges and agrees that it will be responsible for any breach of this Clause 13 by it or any of its Authorized Recipients. Where an Authorized Recipient is not an employee, officer or director of a Party, that Party shall use its reasonable endeavours to procure that, the Authorized Recipient, enters into a written confidentiality undertaking with that Party on substantially equivalent terms to this Clause 13.

13.3	All Confidential Information relating to a disclosing Party (including but not limited to materials, equipment and tools, drawings, specifications and data) supplied by the disclosing Party to the Party receiving the Confidential Information (“Recipient”) shall at all times be and remain the exclusive property of the disclosing Party, but shall be held by the Recipient in safe custody at its own risk and maintained and kept in good condition by the Recipient until returned to the disclosing Party, and shall not be disposed of or used other than in accordance with the disclosing Party's written instructions or authorization.

13.4	Neither Party shall be liable for the disclosure of any Confidential Information which is:

13.4.1	at the time of its supply by (or on behalf of) a Party is in, or subsequently comes into, the public domain, except through breach of any of the undertakings set out in this Agreement;

13.4.2	is already in the lawful possession of a Party or its Authorized Recipient;

13.4.3	subsequently comes lawfully into the possession of a Party or an Authorized Recipient from a third party who does not owe the other Party an obligation of confidence in relation to it; or

13.4.4	required to be disclosed by law, regulation or any governmental authority, provided that so far as it is lawful and practical to do so prior to disclosure, the disclosing Party will promptly notify the other Party of such requirement with a view, so far as is reasonably practical, to providing the opportunity for that Party to: (i) contest, at its own cost and expense, such disclosure; or (ii) agree with the other Party the proposed form, timing, content and purpose of the disclosure.

13.5	Without affecting any other rights or remedies that the Parties may have, the Parties agree that damages may not be an adequate remedy for any breach of the terms of this clause 13 by either Party or any of their employees, agents or contractors and each Party shall be entitled to obtain injunctive relief, specific performance or other equitable relief available in the event of any breach of the terms of this clause 13.

13.6	This clause 13 shall remain in full force and effect notwithstanding any termination of this Agreement, for a period of three (3) calendar years from the effective date of termination of this Agreement.

14.	DATA PROTECTION

14.1	In addition to and notwithstanding any other right or obligation arising under this Agreement, the iLearningEngines shall (and shall ensure that its sub-contractors shall) take all appropriate technical and organizational security measures to ensure that Personal Data is protected against loss, destruction and damage, and against unauthorized or accidental access, processing, erasure, transfer, use, modification, disclosure or other misuse, and that only personnel authorized by MPHASE TECHNOLOGIES have access to Personal Data.

14.2	The iLearningEngines shall (and shall ensure that its employees, agents and subcontractors shall) in respect of Personal Data:

14.2.1	comply with any request made or direction given by MPHASE TECHNOLOGIES or the Group in connection with the requirements of any Data Protection Laws; and

14.2.2	not do or permit anything to be done which might jeopardise or contravene the terms of any registration, notification or authorization under any Data Protection Laws of MPHASE TECHNOLOGIES or the Group; and

14.2.3	not process any Personal Data (including personal or private information of personnel, clients or customers of MPHASE TECHNOLOGIES or the Group) as part of the Services unless it is acting on the express instructions of MPHASE TECHNOLOGIES or the Group, and such Personal Data shall be treated as Confidential Information of MPHASE TECHNOLOGIES or the relevant member of the Group for the purpose of this Agreement; and

14.2.4	use Personal Data only for the purposes of fulfilling its obligations under this Agreement and to comply with instructions of MPHASE TECHNOLOGIES or a member of the Group from time to time in connection with use of such Personal Data, and not retain Personal Data for any longer than is necessary for these purposes; and

14.2.5	not disclose Personal Data without the written authority of MPHASE TECHNOLOGIES or the relevant member of the Group (except for the purposes of fulfilling its obligations under this Agreement), and immediately notify such member where it becomes aware that a disclosure of Personal Data may be required by law; and

14.2.6	not transfer Personal Data which has been obtained by or made available to the iLearningEngines within one country outside that country, or allow persons outside that country to have access to it, without the prior written approval of MPHASE TECHNOLOGIES or the relevant member of the Group; and

14.2.7	observe the provisions of, and comply with any request made or direction given by MPHASE TECHNOLOGIES or any member of the Group in connection with, any Data Protection Laws; and

14.2.8	take all reasonable steps to ensure the reliability of the personnel which will have access to any Personal Data and ensure that any employee of the iLearningEngines (or of any of the ILearningEngines’ sub-contractors) requiring access to any Personal Data gives a written undertaking not to access, use, disclose or retain Personal Data except in performing their duties of employment and is informed that failure to comply with this undertaking may be a criminal offence and may also lead the iLearningEngines (or, as the case may be, sub-contractor) to take disciplinary action against the employee; and

14.2.9	consider all suggestions by MPHASE TECHNOLOGIES or the Group’s personnel to ensure that the level of protection provided for Personal Data is in accordance with this Agreement and to make the changes suggested (at the ILearningEngines’ cost) unless the iLearningEngines can prove to MPHASE TECHNOLOGIES or the relevant member of the Group’s reasonable satisfaction that they are not necessary or desirable to ensure ongoing compliance with this Clause; and

14.2.10	immediately notify MPHASE TECHNOLOGIES and each affected member of the Group when it becomes aware of a breach of this Clause.

14.3	The iLearningEngines acknowledges that any unauthorized access, destruction, alteration, addition or impediment to access or use of that Personal Data when stored in any computer, or the publication or communication of any part or document by a person which has come to his knowledge or into his possession or custody by virtue of the performance of this Agreement (other than to a person to whom the iLearningEngines is authorized to publish or disclose the fact or document) may be a criminal offence.

14.4	In the event that MPHASE TECHNOLOGIES or another member of the Group discloses data that relates to customers of MPHASE TECHNOLOGIES or any other member of MPHASE TECHNOLOGIES’s Group, the iLearningEngines must segregate such data from its own data and from any data of its other customers or clients.

14.5	On request by MPHASE TECHNOLOGIES, the iLearningEngines will promptly return to MPHASE TECHNOLOGIES any part or all of the Personal Data and other Confidential Information obtained from MPHASE TECHNOLOGIES or any other member of the Group.

15.	NOTICES

15.1	Any notice or other document to be served under the Agreement may be delivered, sent by post, email or facsimile to any of the Parties to be served at addresses set out in the Appendix.

15.2	Notice will be deemed to have been duly given:

15.2.1	if delivered by hand, on the date of delivery (or if delivery is not normal Service Hours, at 09:00 on the first Business Day following delivery);

15.2.2	if sent by post within the United Arab Emirates or via recognized international courier, five (5) Business Days after posting;

15.2.3	if sent by email, shall be deemed to have been received at the time shown on a valid electronic delivery receipt for the message (or if delivery is not normal Service Hours, at 09:00 on the first Business Day following delivery); and

15.2.4	if sent by facsimile, shall be deemed to have been received at the time of transmission (as shown by the timed printout obtained by the sender (or if delivery is not normal Service Hours, at 09:00 on the first Business Day following delivery).

16.	FORCE MAJEURE

16.1	Neither Party (“Affected Party”) shall be liable to the other for any delay in performance or failure to perform its obligations under and in accordance with this Agreement where such delay or failure is due to circumstances beyond its reasonable control, including (without limitation) acts of God, war, fire, flood, explosion, industry wide disputes, epidemics or civil commotion (“Force Majeure Event”).

16.2	As soon as reasonably possible after the start of the Force Majeure Event, the Party affected by the Force Majeure Event (“Affected Party”) shall notify the other Party in writing of the Force Majeure Event, the date on which the Force Majeure Event started and the effects of the Force Majeure Event on the Affected Party’s ability to perform its obligations under this Agreement.

16.3	The Affected Party shall be relieved of its obligations under this Agreement in the event and for the duration of a Force Majeure Event.

16.4	If the Force Majeure Event continues for an uninterrupted period of more than ten (10) consecutive Working Days starting on the day the Force Majeure Event starts, the non-Affected Party may terminate this Agreement by giving written notice to the other Party.

17.	GENERAL

17.1	No Partnership or Agency

Nothing in this Agreement is intended to or shall operate to create a partnership between the Parties, or to authorise either Party to act as agent for the other, and neither Party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way (including without limitation the making of any representation or warranty, the assumption of any obligation or liability and the exercise of any right or power).

17.2	Counterparts

This Agreement may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

17.3	Waiver

17.3.1	A waiver of any right under the Agreement is only effective if it is in writing and it applies only to the Party to whom the waiver is addressed and the circumstances for which it is given.

17.3.2	Unless specifically provided otherwise, rights arising under the Agreement are cumulative and not exclusive of rights or remedies provided by law.

17.3.3	Delay in exercising or non-exercise of any such right is not a waiver of that right.

17.4	Severability

17.4.1	If any provision of this Agreement is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force in that competent jurisdiction or in other jurisdictions.

17.4.2	If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to give effect to the commercial intention of the Parties.

17.5	Further assurance

Each Party undertakes, at the request and cost and expense of the other Party, to sign all documents and to do all other acts, which may be necessary to give full effect to this Agreement

17.6	Costs

Each Party shall pay the costs and expenses incurred by it in connection with the entering into of this Agreement.

17.7	Language

17.7.1	Any notice given in connection with this Agreement must be in English.

17.7.2	Any other document provided in connection with this Agreement must be:

17.7.2.1	in English; or

17.7.2.2	(unless the Parties otherwise agree) accompanied by a certified English translation, in which case and subject to the law of the UAE, the English translation prevails unless the document is a statutory or other official document.

17.8	Third Party Rights

This Agreement is made for the benefit of the Parties and (where applicable) their successors and permitted assigns, and is not intended to benefit, or be enforceable by, anyone else.

17.9	Entire Agreement

17.9.1	This Agreement constitutes the entire agreement and understanding between the Parties concerning the iLearingEngines product and related Services and supersedes all previous agreements, proposals, discussions and correspondence between the Parties relating to such Services.

17.9.2	Subject to Clause 17.9.3, each Party acknowledges that in entering into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those set out in the Agreement and the documents referred to in it) made by or on behalf of any other Party before the Start Date. Each Party waives all rights and remedies which, but for this Clause 17.9.2, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance.

17.9.3	Nothing in this clause 17.9 shall limit or exclude any liability for fraud.

17.10	Marketing, Branding and Solicitation

17.10.1	iLearningEngines is permitted to carry out Public Relations editorials and other marketing collateral highlighting the deployment of the iLearningEngines platform at MPHASE TECHNOLOGIES.

17.10.2	Both the Parties agree not to hire, solicit, or accept solicitation (either directly, indirectly, or through a third party) for their employees directly involved in this Agreement during the period of the Agreement and one year thereafter.

17.11	Insurances

17.11.1	Without limitation to its liabilities, duties, obligations and responsibilities under this Agreement, iLearningEngines shall at its own cost and expense obtain and thereafter maintain in full force and effect (or cause to be obtained and maintained in full force and effect) necessary insurance coverage against potential liabilities under or in relation to this Agreement. The insurance coverage shall be to the extent and for limits as specified under this Agreement and if no limits have not been specified under the Agreement than such limits that would be reasonably expected under the standards of Good Industry Practice and applicable laws. Each policy of insurance taken out by iLearningEngines in accordance with this Clause 17.11 shall:

17.11.1.1	be placed and maintained with first class, reputable insurers or underwriters;

17.11.1.2	other than in respect of the insurance coverage for workmen’s compensation include MPHASE TECHNOLOGIES as additional insured;

17.11.1.3	provide that insurers or underwriters cannot cancel or terminate any policy without first having given iLearningEngines thirty (30) calendar days’ prior written notice.

17.11.2	All insurance coverage to be obtained and maintained by iLearningEngines under Clause 17.11 shall be primary with respect to other similar or complementary insurances maintained by MPHASE TECHNOLOGIES, to the extent of ILearningEngines’ liabilities hereunder.

17.11.3	iLearningEngines confirms that to the best of its knowledge its vendors, subcontractors maintain insurance coverage as may be consistent with Good Industry Practice and as required by applicable laws. iLearningEngines shall protect, defend, indemnify and hold harmless the Indemnified Parties from and against any and all costs, expenses, liabilities and/or losses, claims, suits and/or proceedings to the extent caused by a failure of ILearningEngines, any of its vendors or subcontractors to obtain and maintain the insurance coverage as may be required by Good Industry Practice and/or by applicable laws.

17.11.4	iLearningEngines shall ensure that the insurance provided by them shall cover all locations in which the work is to be performed under this Agreement.

17.11.5	Certificates of ILearningEngines’ insurances shall be supplied to MPHASE TECHNOLOGIES within seven (7) Working Days from MPHASE TECHNOLOGIES’s request.

17.11.6	All deductibles and/or excesses in respect of the insurances to be obtained and maintained by iLearningEngines shall be for the sole account of the ILearningEngines. All risks against which iLearningEngines is obliged under this Agreement to insure, and/or all loss or damage suffered by iLearningEngines where iLearningEngines fails to obtain and/or maintain the required insurances, shall be for the sole account of ILearningEngines.

17.11.7	iLearningEngines shall provide MPHASE TECHNOLOGIES with timely advance notice of any changes in the terms of the policies of insurance which are to be obtained and maintained by iLearningEngines under Clause 17.11, including any cancellation notices and notices of intent to cancel or terminate in respect of such policies of insurance.

17.11.8	Acceptance by MPHASE TECHNOLOGIES of any insurer or underwriter, proposed by iLearningEngines or the terms of any insurances provided by such insurers or underwriters shall not relieve iLearningEngines from any of its liabilities, duties, obligations or responsibilities under or arising from this Agreement or generally at law.

17.12	Precedence

17.12.1	The terms and conditions of this Agreement, including all its SCHEDULES, shall be superior to and take precedence over any trading conditions, standards terms and conditions, or forms issued by the iLearningEngines in the course of performing services under this Agreement.

17.12.2	To the extent there is a conflict between the terms and conditions in Part 1 of this Agreement (the “AGREEMENT”) and the SCHEDULES, the terms of the AGREEMENT shall be superior to and take precedence over the SCHEDULES.

17.13	Assignment

The iLearningEngines shall not, without the prior written consent of MPHASE TECHNOLOGIES, assign, transfer, charge, sub-contract or deal in any other manner with all or any of its rights or obligations under this Agreement.

17.14	Title and Risk

Title to any Deliverables will pass to MPHASE TECHNOLOGIES upon delivery and risk in any Deliverable will pass on such delivery.

18.	GOVERNING LAW AND DISPUTE RESOLUTION

18.1	The formation, existence, construction, performance, validity and all other aspects of this Agreement shall be governed by and construed in accordance with laws of the US. The Parties shall make every reasonable effort to amicably resolve disputes arising out of or in connection with this Agreement.

18.2	Save for in the case of the procedure set out under Clause 9.4 any dispute or difference connected with the formation, performance, interpretation, nullification, termination or invalidation of this Agreement or arising therefrom or related thereto in any manner whatsoever (a “Dispute”) shall be referred, within seven (7) calendar days to the iLearningEngines Representative and MPHASE TECHNOLOGIES’s Representative for resolution.

18.3	If any Dispute cannot be resolved by the Parties referred to in Clause 18.2 within a maximum of fourteen (14) calendar days of the Dispute being referred to such Party, that Dispute will be referred to ILearningEngines' Chief Executive Officer and MPHASE TECHNOLOGIES's Chief Executive Officer for resolution.

18.4	In the event that ILearningEngines' Chief Executive Officer and MPHASE TECHNOLOGIES’s General Manager fail to resolve any Dispute within twenty-one (21) calendar days of the Dispute being referred to such parties, then the U.S federal courts shall have exclusive jurisdiction in respect of claims or such Disputes

IN WITNESS WHEROF, the Parties, intending to be legally bound, have caused their duly authorized representatives to execute and deliver this Agreement on the date of signature by the last party to sign.

[SIGNATURE PAGE]

For and on behalf of MPHASE TECHNOLOGIES, LLC		For and on behalf of ILEARNINGENGINES, Inc.

By:	/s/ Anshu Bhatnagar	By:	/s/ Harish P.K. Chidambaran
Name:	Anshu Bhatnagar	Name:	Harish P.K. Chidambaran
Title:	Chief Executive Officer	Title:	Chief Executive Officer
Date:	August 12, 2019	Date:	August 12, 2019

SCHEDULE 1

STATEMENT OF WORK (SOW)

This section refers to the 3 Year Product Subscription of iLearningEngines Learning and AI Platform for Mphase Technologies. Mphase will use the ILE platform to integrate its acquisition of multiple learning and AI companies and support its wide range of customers and partners.

Product License is based on Per Site License Per Annum

AI Logic License is based on Per Site License Per Annum

Tenure - 3 Years. Hosting and Data Centre Charges not included and is the client responsibility.

Consulting and Implementation Services : Time and Materials

Sr.no	Particulars	Total in USD *
1	iLE Learning Subscription	Up to $7,500,000
2	ILE AI logic Subscription	Up to $15,000,000
	Total Amount in USD Per Annum	Up to $22,500,000

* the per annum cost of the ILE Learning and ILE AI Logic subscription licenses (“Licenses”) were determined based upon estimated annual revenue by mPhase of $30 million, generated solely from the deployment of the Licenses within this Agreement to customers. In the event mPhase’s annual revenue is less than $30 million, a rebate of the per annum cost of the Licenses will be issued by ILE to mPhase on a basis that is proportionate to the annual revenue shortfall. For example, if the annual revenue by mPhase generated solely from the utilization of the Licenses within this Agreement were to be $20 million, only $15 million would be due to ILE under this Agreement, and a rebate in the amount of $7.5 million would be issued by ILE to mPhase.

SCHEDULE 2

CHANGE CONTROL NOTE

MPHASE TECHNOLOGIES LLC / [iLearningEngines Name] AGREEMENT ID: [Agreement Reference Number] (“Agreement”)
CHANGE CONTROL NOTE
TITLE:	CCN#:
ORIGINATOR:	DATE OF CHANGE REQUEST:
REASON FOR CHANGE:
FULL DETAILS OF CHANGE (INCLUDING ANY SPECIFICATIONS):
PRICE OF CHANGE (IF ANY):
TIMETABLE FOR IMPLEMENTATION (INCLUDING ANY PROPOSALS FOR ACCEPTANCE):
SCHEDULE OF PAYMENTS (WHERE APPLICABLE):
LIKELY IMPACT OF CHANGE (IF ANY) ON: (i) TIMETABLE: (ii) PERSONNEL: (iii) FEES: (iv) DOCUMENTATION/DELIVERABLES: (v) TRAINING: (vi) WORKING ARRANGEMENTS: (vii) OTHER CONTRACTUAL ISSUES:

DATE OF EXPIRY OF VALIDITY OF CHANGE CONTROL NOTE:
By signing below, the Parties agree to the amendment of the Agreement in accordance with terms of this Change Control Note with effect from the date of last signature (or as otherwise stated above).
For and on behalf of MPHASE TECHNOLOGIES LLC _________________________________	For and on behalf of [iLearningEngines Name] _________________________________
Name:	Name:
Title:	Title:
Date:	Date: